UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of  the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

Contineum Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42001	27-1467257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10578 Science Center Drive, Suite 200
San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 333-5280
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	CTNM	The Nasdaq Global Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2024, the board of directors (the “Board”) of Contineum Therapeutics, Inc. (the “Company”) appointed Sarah Boyce as a member of its Board, effective June 24, 2024. Ms. Boyce will serve as a Class I director with a term expiring at the Company’s 2025 annual meeting of stockholders or until her successor is duly elected and qualified. Further, the Board appointed Ms. Boyce to serve as a member and Chair of the Board’s Nominating and Corporate Governance Committee. Ms. Boyce replaces Lori Lyons-Williams as Chair of the Nominating and Governance Committee.  Ms. Lyons-Williams will remain a member of the Nominating and Governance Committee.

Currently, Ms. Boyce serves as President and Chief Executive Officer and as a member of the Board of Directors of Avidity Biosciences, Inc. (Nasdaq: RNA).  Prior to joining Avidity, Ms. Boyce served as a Director and President of Akcea Therapeutics, Inc. (Nasdaq: AKCA), and as Chief Business Officer at Ionis Pharmaceuticals, Inc. (Nasdaq: IONS), where she was responsible for business development, alliance management, patient advocacy and investor relations. Before Ionis, Ms. Boyce served as Vice President, Head of International Business Strategy and Operations at Forest Laboratories, Inc., and held various positions of increasing responsibility with Alexion Pharmaceuticals Inc., Novartis Group AG (NYSE: NVS), Bayer AG and F. Hoffmann-La Roche AG. Ms. Boyce also previously served on the Board of Directors of Berkeley Lights Inc. (Nasdaq: BLI) and currently serves on the Board of Directors of OmniAb, Inc. Ms. Boyce received a B.S. degree in microbiology from the University of Manchester, England.

As a non-employee director, Ms. Boyce will receive cash and equity compensation paid by the Company pursuant to its existing Non-Employee Director Compensation Program, which includes an initial grant of an option to purchase 29,500 shares of the Company’s Class A common stock. In addition, Ms. Boyce has entered into an indemnification agreement in connection with her appointment to the Board, which is in substantially the same form entered into with the other members of the Board. There are no arrangements or understandings between Ms. Boyce and any other person pursuant to which Ms. Boyce was elected as a director. There are no family relationships between Ms. Boyce and any other director or executive officer of the Company, and Ms. Boyce has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Following the appointment of Ms. Boyce, the Company’s Class I directors consist of Ms. Boyce, Mr. Ignelzi and Ms. Ware.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Form of Indemnity Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Amended Registration Statement on Form S-1/A (File No. 333-278003) filed with the Securities and Exchange Commission on April 1, 2024).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2024

CONTINEUM THERAPEUTICS, INC.

By:	/s/ Peter Slover
Peter Slover
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)